UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2007

Axiom III, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-1310291
(Commission File Number)

20-1204606
(I.R.S. Employer Identification No.)

2341 Boston Road, Wilbraham, MA 01095
(Address of Principal Executive Offices) (Zip Code)

(413) 599-0005
(Registrant's Telephone Number, Including Area Code)

Copies to:
JPF Securities Law, LLC
17111 Kenton Drive
Suite 100B
Cornelius, NC 28031

    This Current Report on Form 8-K is filed by Axiom III, Inc., a Nevada corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    As of October 10, 2007 the Registrant entered into a Share Exchange Agreement (“Agreement”), between and among the Registrant, Eastern Concept Development Ltd., (“Eastern”) a corporation organized and existing under the laws of Hong Kong a Special Administrative Region of the Peoples’ Republic of China, Mr. Benny Lee, the shareholder of Eastern (“Eastern Shareholder”), Foshan Wanzhi Electronic Technology Co., Ltd. (“Foshan”), a corporation organized under the laws of the Peoples’ Republic of China, Jun Chen the representative of the shareholders of Foshan (“Foshan Shareholders”) and Duane Bennett, the Chief Executive Officer and Director of Registrant ("Mr. Bennett").

    Pursuant to the Agreement the Registrant will acquire one hundred percent (100%) of all of the issued and outstanding share capital of Eastern from the Eastern Shareholder in exchange for 35,351,667 shares of common stock of the Registrant in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

    In furtherance of the Agreement, the respective Boards of Directors of the Registrant and Eastern, have approved the exchange, upon the terms and subject to the conditions set forth in the Agreement attached hereto as Exhibit 10, pursuant to which one hundred percent (100%) of the share capital of Eastern (the "Eastern Concept Share Capital”) issued and outstanding prior to the exchange, will be exchanged by the Eastern Shareholder or their designee in the aggregate for 35,351,667 shares of common stock, $.001 par value, of the Registrant (the "AXIO Common Stock").

    Subsequent to the share exchange, Eastern or a subsidiary of Eastern will acquire from the Foshan Shareholders, all of the share capital of Foshan for approximately $1.3 million, and Foshan shall become an indirect wholly owned subsidiary of the Registrant.

    The closing contemplated in the Agreement (the “Closing”) shall be held at a mutually agreed upon time and place on or before October 18, 2007, or on another date to be agreed to in writing by the parties (the "Closing Date”).

    At Closing, the Board of Directors of the Registrant shall appoint such director nominees as may be designated by the Eastern Shareholder to fill vacancies on the Board of Directors of the Company, and, thereafter, the current directors of the Registrant shall resign. In addition, at closing all officers of the Company shall tender their resignations to the Board of Directors, and new officers of the Registrant shall be appointed by the newly appointed Board of Directors of the Registrant.  All such director and officer resignations shall be in compliance with the Securities Exchange Act of 1934, as amended, and pursuant to a previously filed Information Statement on Schedule 14F-1 filed by the Company.

    The Eastern Shareholder shall also pay an amount equal to $262,500 as additional consideration to North East Nominee Trust.  The North East Nominee Trust is the majority shareholder of the Registrant, and Mr. Bennett is the trustee.  His children are beneficiaries of the North East Nominee Trust.

    It is important to note that Mr. Bennett had no pre-existing material relationship of any kind with Eastern, Foshan or the Eastern Shareholder or Foshan Shareholders prior to the Agreement described herein.

    Registrant has agreed to use its best efforts to insure the conditions under the Agreement will be satisfied as promptly as practicable so that the Closing conditions under Agreement will occur and a change of control of Registrant will happen as soon as possible.'

2

CONSUMMATION OF THIS EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

    Pursuant to the minutes of a Board meeting held on October 9, 2007, the Board of Directors of the Company accepted the resignation of Mr. Lawrence Nault, President of the Company, and Mr. Karl Kapinos as Secretary of the Company. The Board appointed Mr. Duane Bennett as Chief Executive Officer of the Company, effective as of October 9, 2007.  Mr. Bennett is also the sole director of the Registrant.

Mr. Duane Bennett – Chief Executive Officer

Mr. Bennett is appointed as Chief Executive Officer of the Company. From 2003 to the present Mr. Bennett has been a Director of the Registrant.

From 1997 to 2004, Mr. Bennett was President of ABC Realty, Inc., a publicly reporting company and a licensed real estate brokerage, which provided real estate brokerage services within the Charlotte, North Carolina area.  Mr. Bennett was brokering private vacant land development transactions.  From 1995 to August 2004, Mr. Bennett was also the President of Xenicent, Inc., a publicly reporting company that began as a real estate investment company engaged in the purchase and sale of raw land primarily in and around North Carolina.  In 2003, Xenicent along with Mr. Bennett acting as director and majority shareholder entered into a deal to acquire a 60% subsidiary interest in a Taiwanese company called Giantek Technology Corporation.  Giantek was primarily engaged in the production of light emitting diode (LED) display systems for use in the sport and transportation industries.  In 2004, the 60% subsidiary interest agreement that was entered into in 2003 was mutually rescinded as a result of an inability of the Giantek shareholders to raise the investment capital originally anticipated in the 2003 agreement.

From 1999 to 2000, Mr. Bennett was the sole owner, president, and chief executive officer of Internet Funding Corp., a private company which sought to develop the operations of and arrange capital financing for development stage Internet companies in the Charlotte, North Carolina area. From 1991 until 1995, Mr. Bennett was chief executive officer and president of Bennett International Businesses, a sole proprietorship he owned, based in Charlotte, North Carolina.  He was in charge of revising all business plans for potential private investment, as well as a proposal to build 129,000 prefabricated houses per year in five separate factories.  The houses were to be built out of steel and cement and lifted by crane to their final location.  Mr. Bennett did construct a model prototype; however, the project never came to fruition.  Bennett International Businesses also explored investment opportunities in China, Mexico, South Africa and Chile.  From 1995 to 1996, Mr. Bennett also operated Premier Builders and Developers, a company that developed land in the Charlotte, North Carolina area.  From 1991 to 1996, Mr. Bennett was the sole owner and president of Goodex, Inc., a private company involved in buying, selling, and renovating homes in the Springfield, Massachusetts area.

    Registrant currently has issued and outstanding 14,648,333 shares of par value $.001 Common Stock which trades on the Over-The-Counter Bulletin Board under the symbol “AXIO”.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIOM III, INC.

Date: October 11, 2007	By:	/s/ Duane Bennett
Duane Bennett Chief Executive Officer and Director

4